UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2017, Quantum announced certain changes to the Board of Directors (the “Board”). Effective August 13, 2017, the Board appointed Raghavendra Rau as Chairman of the Board, succeeding Paul R. Auvil III as Chairman. Mr. Auvil remains on the Board.

Further, on August 9, 2017, Gregg Powers submitted his resignation from the Board of Directors (the “Board”) of Quantum, effective immediately. Accordingly, Mr. Powers will not be standing for election to the Board at Quantum’s annual meeting of stockholders to be held on August 23, 2017. There were no disagreements between Mr. Powers and the Company.

In connection with the above changes, the Board is also announcing the reconstitution of two of its committees. Effective August 13, 2017, the Corporate Governance and Nominating Committee consists of Alex Pinchev, Clifford Press and Mr. Rau, and the Audit Committee consists of Mr. Auvil, Marc Rothman and Adalio Sanchez. The Leadership and Compensation Committee is unchanged.

A copy of Mr. Powers’ letter to the Board is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Letter of Resignation of Gregg Powers, dated August 9, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

/s/ SHAWN D. HALL
Shawn D. Hall
Senior Vice President, General Counsel and Secretary

Dated: August 14, 2017

EXHIBIT INDEX

Exhibit	Description

99.1	Letter of Resignation of Gregg Powers, dated August 9, 2017